Prudential Tax-Free Money Fund, Inc.
For the fiscal period ended 12/31/02
File number 811-2927



Sub-Item 77N
Actions required to be reported pursuant to Rule 2a-7


On October 21, 2002 Virginia Electric & Power was downgraded to a Tier
2.